EXHIBIT 23
                      PENNROCK FINANCIAL SERVICES CORP.


(Letterhead of Simon Lever & Company appears here)

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of PennRock Financial Services Corp. on Form S-3 (No. 33-10568) of our report dated January 30, 1998 on the consolidated financial statements of PennRock Financial Services Corp. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph related to the Company discontinuing the operations of Blue Ball National Bank's mortgage subsidiary, Atlantic Regional Mortgage Corporation, appearing in and incorporated by reference in this Annual Report on Form 10-K.

                                                 /s/  SIMON LEVER & COMPANY


Lancaster, Pennsylvania
March 24, 1998